UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2007

ACUITY BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16583	58-2632672
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1170 Peachtree St., N.E., Suite 2400, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 404-853-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

☐	Pre-commencement communications pursuant to Rule 14-2(d) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2007, the Compensation Committee of Acuity Brands, Inc. (the “Company”) adopted Amendment No. 1 to Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan and Amendment No. 1 to Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan. In each case, the principal purpose of the amendments was to conform the plans to Section 409A of the Internal Revenue Code and the final regulations issued thereunder. These amendments are filed herewith as Exhibits 99.1 and 99.2. The Compensation Committee also amended the definition of “Change in Control” in each of the following plans:

•	Acuity Brands, Inc. 2001 Nonemployee Directors’ Stock Option Plan

•	Acuity Brands, Inc. 401(k) Plan

•	Acuity Brands, Inc. Long-Term Incentive Plan

•	Acuity Brands, Inc. Senior Management Benefit Plan

•	Acuity Brands, Inc. Supplemental Deferred Savings Plan (2001)

•	Acuity Specialty Products 401(k) Plan

The definition was amended to provide that a “change in control” occurs if following certain specified events, such as a merger or other reorganization of the Company, the stockholders of the Company immediately prior to any such event do not, as a result of such event, own, directly or indirectly, more than 60% of the Company’s outstanding common stock subsequent to such event. Prior to the amendments, the required common stock ownership threshold following such an event was 70%.

ITEM 8.01 – Other Events.

On June 26, 2007, the Board of Directors of the Company declared a quarterly dividend of 15 cents per share. A press release announcing this action was issued on June 26, 2007, and is attached hereto as Exhibit 99.3.

ITEM 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

Designation	Description
99.1	Amendment No. 1 to Acuity Brands, Inc. 2002 Supplemental Executive Retirement Plan

99.2	Amendment No. 1 to Acuity Brands, Inc. 2005 Supplemental Deferred Savings Plan

99.3	Press Release issued June 26, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 29, 2007

ACUITY BRANDS, INC.

By:	/s/ Kenyon W. Murphy
Kenyon W. Murphy
Executive Vice President, Chief Administrative Officer, and General Counsel